UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	May 23, 2014

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

AmTrust Financial Services, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders on May 23, 2014. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows:

Description of Matters Submitted	For	Withheld	Broker Non-Vote

1. Election of Directors:
Donald T. DeCarlo	64,829,469	1,446,455	5,744,661
Susan C. Fisch	65,870,389	405,535	5,744,661
Abraham Gulkowitz	65,868,679	407,245	5,744,661
George Karfunkel	65,042,002	1,233,922	5,744,661
Michael Karfunkel	54,012,845	12,263,079	5,744,661
Jay J. Miller	65,609,697	666,227	5,744,661
Barry D. Zyskind	65,491,244	784,680	5,744,661

	For	Against	Abstain
2. Ratification of the appointment of BDO USA, LLP as the Company’s independent auditor for the year ended December 31, 2014.	71,760,681	210,327	49,577

	For	Against	Abstain	Broker Non-Votes
3. Approval of advisory, non-binding resolution to approve the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosure, set forth in the Company’s 2014 annual meeting proxy statement	63,096,819	3,100,544	78,546	5,744,676

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	May 23, 2014

/s/ Stephen Ungar
Stephen Ungar
Senior Vice President, General Counsel and Secretary